Exhibit 10.2

$1,600,000.00	December 29, 2004 Las Vegas, Nevada

PROMISSORY NOTE

     For Value Received, VESTIN GROUP, INC., a Delaware corporation (“Borrower”) promises to pay to SHUSTEK INVESTMENTS, INC., a Nevada corporation, having a place of business at 8379 West Sunset Road, Las Vegas, Nevada 89113 (“Lender”), or order, the principal amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (“Loan”), together with interest from the date hereof on the unpaid principal balance as hereinafter provided.

     Interest at a rate of eight percent (8%) per annum (“Interest Rate”), shall be payable monthly on the 29th day of each month commencing on January 29, 2005 and continuing on the same day of each successive month thereafter until December 29, 2005 (the “Maturity Date”). On the Maturity Date, all interest accrued and unpaid and the outstanding principal balance plus all other unpaid advancements, charges, costs and fees shall be due and payable in full. Interest shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed. In no event shall the amount of interest payable with respect to the outstanding principal balance, together with all other charges which are required to be treated as interest under applicable usury law, exceed the amount of interest allowable by such laws. Any change in the applicable laws or the maximum rate thereunder shall be effective as to the determination of the amount of allowable interest as of the effective date of such change. In the event that any amount is collected in excess of the applicable allowable rate, the excess amount collected shall be applied to reduce the principal debt. All payments hereunder shall be applied first against interest then due and payable and the balance in reduction of principal.

     Both principal and interest shall be paid by Borrower in lawful money of the United States of America such that Lender has received immediately available funds for the credit of Borrower not later than 3:00 p.m. Pacific Standard Time on the date that such payment is due. Any payment made after 3:00 p.m. Pacific Standard Time shall be deemed received on the next Business Day. If any payment hereunder becomes due on any day which is not a Business Day, such payment shall be made on the next succeeding Business Day. The term “Business Day” means any day on which banks in Las Vegas, Nevada, are not authorized or required to be closed.

     All payments shall be made to Lender at 8379 W. Sunset Road, Las Vegas, Nevada 89113 (or such other place as Lender may designate in writing) in immediately available funds.

THIS NOTE MAY BE PREPAID, IN WHOLE OR IN PART,
AT ANY TIME, WITHOUT PREMIUM OR PENALTY.

     This Note is secured by that certain Stock Pledge Agreement of even date herewith executed by Borrower in favor of Lender evidencing Borrower’s pledge of Four Hundred Thousand ($400,000) shares at Borrower’s .0001 par value common stock.

     In the event Borrower fails to make a payment of principal and/or interest on the date payment is due, Borrower agrees to pay Lender, liquidated damages in the form of a late charge in an amount equal to eighteen percent (18%) of the amount due, in addition to the amount due. Borrower acknowledges that this late charge is reasonable and is not to be construed as a penalty.

     This Note is subject to acceleration as provided herein.

     The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

a.	Borrower shall fail to pay any principal, interest or other charges hereunder, or in respect of any of its obligations to the Lender within ten (10) days of when the same shall become due and payable; or

b.	Borrower shall fail to observe or perform any other covenant or agreement to be observed or performed by Borrower hereunder upon the occurrence of any of the foregoing events, the entire balance of principal and interest then unpaid under this Note, and all other obligations of Borrower to Lender (however acquired or evidenced) shall, at the option of Lender, become forthwith due and payable without presentment, notice, protest or demand of any kind, all of which are expressly waived by Borrower for the payment of the whole or any part thereof. Lender’s failure to exercise such option shall not constitute a waiver of the right to exercise it at any other time.

     If any attorney is engaged by Lender or if Lender incurs any costs, expenses or losses because of any Event of Default or to enforce or defend any provision of this Note, then Borrower shall pay upon demand the reasonable attorneys’ fees and costs, expenses and losses so incurred by Lender.

     Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and late charges and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties, if any, securing payment of this Note.

     This Note shall be construed and enforced in accordance with the laws of the State of Nevada, except to the extent that Lender shall at any time have greater rights under Federal law; and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court within the State of Nevada selected by Lender and also consent to service of process by any means authorized by Nevada or Federal law.

     Lender may assign, transfer or negotiate its interest in this Note or all its right, title and interest in and to this Note and its security for the performance of the Borrower’s obligations, and in such event all the provisions of this Note shall inure to the benefit of and may be exercised by or on behalf of the assignee, transferee or successor holder, and no payments of principal and of interest due and to become due under this Note shall thereafter be subject to any defense, counterclaim or set-off which the Borrower may have against the Lender.

     Borrower, to the extent it may lawfully do so, as to any legal action or proceeding arising out of or based upon this Note, waives trial by jury.

     IN WITNESS WHEREOF, the undersigned has executed this Note as a sealed instrument as of the day and year first above written.

BORROWER:

VESTIN GROUP, INC., a Delaware
corporation

By:
Name: John Alderfer
Title: Chief Financial Officer